                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our reports dated December 4, 1998, incorporated by reference in Spartech Corporation's Annual Report on Form 10-K for the fiscal year ended October 31, 1998, and to all references to our firm included in or made a part of this registration statement.


                                                  ARTHUR ANDERSEN LLP



St. Louis, Missouri,
    March 19, 1999